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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
DIGIMARC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DIGIMARC CORPORATION
19801 SW 72nd Avenue, Suite 250
Tualatin, Oregon 97062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2003

To the Stockholders of Digimarc Corporation:

        Notice is hereby given that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Digimarc Corporation, a Delaware corporation (the "Company") will be held on Thursday, May 22, 2003 at the Le Meridien Hotel, located at 250 Franklin Street, Boston, Massachusetts, 02110, at 12:30 p.m., local time. The purposes of the Annual Meeting will be:

            1.    Election of Directors. To elect three Class I directors, to hold office until the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified (Proposal No. 1);

            2.    Ratification of Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2003 (Proposal No. 2);

            3.    Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 24, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        Whether or not you expect to attend the Annual Meeting in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Bruce Davis Chief Executive Officer
Tualatin, Oregon April 10, 2003

DIGIMARC CORPORATION
PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

General Information

        This Proxy Statement is being furnished to the stockholders of Digimarc Corporation (the "Company" or "Digimarc" or "we" or "our"), a Delaware corporation, on or about April 10, 2003, in connection with the solicitation by the Company through its Board of Directors (the "Board of Directors") of proxies for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 22, 2003, at 12:30 p.m., local time, at the Le Meridien Hotel, located at 250 Franklin Street, Boston, Massachusetts, 02110, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting by the proxies elected thereby.

        The close of business on March 24, 2003 has been fixed as the record date (the "Record Date") for determining the holders of shares of the Company's common stock, $0.001 par value per share ("Common Stock"), entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 17,700,635 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

        Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. The required quorum for the Annual Meeting is a majority of the shares outstanding, present either in person or by proxy, on the Record Date. There must be a quorum for the Annual Meeting to be held. Our Inspector of Elections will tabulate votes cast in person at the Annual Meeting.

Revocability of Proxy

        You may revoke your proxy and change your vote at any time prior to voting at the Annual Meeting by:

  •
  delivering to the Company (to the attention of Robert P. Chamness, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or

  •
  attending the Annual Meeting and voting in person.

Solicitation

        The cost of soliciting proxies will be borne by the Company. Besides this solicitation by mail, our directors, officers and other employees may solicit proxies. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We may also retain the services of a proxy solicitation, information agent and/or mailing service to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries, for which the Company would not pay more than $10,000.

Voting Procedures

  •
  Directors are elected by a plurality of the votes cast, provided a majority of the shares of Common Stock are present or represented and entitled to vote at the Annual Meeting.

  •
  The approval of the ratification of the independent auditors of the Company for the fiscal year ending December 31, 2003 will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

  •
  Abstentions are shares that abstain from voting on a particular matter. Under the General Corporation Law of the State of Delaware, abstentions effectively count as being present for purposes of determining whether a quorum of shares is present at a meeting.

  •
  Abstentions have no effect on Proposal No. 1. Because abstentions will be included in tabulations of the shares entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal No. 2.

  •
  Broker non-votes are shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter. Under the General Corporation Law of the State of Delaware, broker non-votes effectively count as being present for purposes of determining whether a quorum of shares is present at a meeting. Broker non-votes have no effect on Proposal No. 1 or Proposal No. 2.

Principal Executive Offices of Digimarc

        Digimarc's principal executive offices are located at 19801 SW 72nd Avenue, Suite 250, Tualatin, Oregon 97062.

ELECTION OF DIRECTORS
(Proposal No. 1)

        At the Annual Meeting, three directors are to be elected to serve for a term of three years and until their successors are elected and qualified, or until the death, resignation or removal of such director. Proxies will be voted for the election of each of the nominees named below as director unless the authority to vote for the nominee is withheld. Mr. Krepick, Mr. van Luijt, and Mr. Roth have indicated that each one is able and willing to serve if elected. In the event, however, that any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board to fill the vacancy. If Mr. Krepick, Mr. van Luijt, or Mr. Roth should become unavailable prior to the election, the Board of Directors may recommend another person, and Bruce Davis and E.K. Ranjit, in their capacity as proxy holders, will vote for such person.

        Our Bylaws authorize the number of directors to be not less than five and not more than eleven. The number of directors is currently fixed at nine. Our Board of Directors is divided into three classes, Class I, Class II and Class III. One class of directors will be elected each year for a three-year term and until their successors are selected and qualified or until their earlier resignation or removal. Mr. Monego, Mr. Rhoads, and Mr. Smith, as Class II directors, will serve until the Company's 2004 annual meeting of stockholders; Mr. Davis, Mr. Grossi and Mr. Richardson, as Class III directors, will serve until the Company's 2005 annual meeting of stockholders; and Mr. Krepick, Mr. Van Luijt, and Mr. Roth, as Class I directors, are up for election at this Annual Meeting.

	Age	Director Since	Expiration of Term
Nominees:
William A. Krepick	57	2000	2006
Alty van Luijt	51	2000	2006
Jim Roth	66	2003	2006
Continuing Directors:
Philip J. Monego, Sr.	55	1996	2004
Geoffrey Rhoads	40	1995	2004
Peter Smith	70	2000	2004
Bruce Davis	50	1997	2005
Brian Grossi	52	1996	2005
James Richardson	55	2003	2005

Class I Director Nominees

        William A. Krepick was elected to our Board of Directors in October 2000. Mr. Krepick was selected by Macrovision Corporation and elected to our Board of Directors pursuant to a right granted to Macrovision Corporation as part of our private placement transaction with Macrovision Corporation in 2000. Mr. Krepick is currently president and chief executive officer of Macrovision Corporation, a significant stockholder in the Company, and has served in these capacities since November 2001. He has been with Macrovision since November 1988, and served as vice president, sales and marketing, until June 1992, senior vice president, theatrical copy protection, from July 1992 to June 1995, and president and chief operating officer from July 1995 to October 2001. Prior to 1988, he worked for ROLM Corp., Coherent, Inc. and SRI International. Mr. Krepick has a B.S.M.E. from Rensselaer Polytechnic Institute and an M.B.A. from Stanford University.

        Alty van Luijt was elected to our Board of Directors in December 2000. Mr. van Luijt was selected by Koninklijke Philips Electronics N. V. and elected to our Board of Directors pursuant to a right granted to Koninklijke Philips Electronics N. V. as part of our private placement transaction with Koninklijke Philips Electronics N. V. in 2000. Since April 2000, Mr. van Luijt has been the senior vice president for strategy and business development with Philips Corporate Research, a unit of Koninklijke Philips Electronics N. V., a significant stockholder in the Company. Prior to that, he was senior vice president for Philips Digital Networks from May 1999 through April 2000. He has held various positions within Philips since 1977. Mr. van Luijt holds an M.S. in electronics from Eindhoven University of Technology in the Netherlands.

        Jim Roth was elected to our Board of Directors in February 2003. Mr. Roth is a retired corporate executive with over forty year's experience in the aerospace, defense and several related high technology sectors. He currently serves as a director for Titan Corporation (NYSE—TTN) (a provider of systems solutions and services to the U.S. Department of Defense, intelligence agencies and other government clients) and EDO Corporation (NYSE—EDO) (an engineered products company). Past directorships include membership on the board of Sure Beam Corporation (NASDAQ—SURE). Mr. Roth retired in 1998 as President and CEO of GRC International Inc., positions that he held since 1992, and where he also served as chairman of the board of directors of the corporation from 1992 through 1998. GRC International Inc., formerly a publicly traded (NYSE) professional services company serving an array of government and private-sector clients with the majority of its revenues derived from the military, space and classified communities, was acquired by AT&T subsequent to Mr. Roth's retirement. Mr. Roth joined GRC International Inc. (then General Research Corporation) in 1974 as the director of Los Angeles operations. Prior to his retirement, Mr. Roth also served on the President's Council of Competitiveness, as director of the Northern VA Technology Council and the Professional Services Council and as an advisor for the Engineering College at the University of California at Santa Barbara. Mr. Roth received a B.S. in electrical engineering from the University of Toledo and an M.S. in electrical engineering from the University of Akron.

Continuing Class II Directors

        Philip J. Monego, Sr. was our Chairman of the Board of Directors from 1996 to May 2002. Mr. Monego was a founder, chief executive officer and chairman of the Board of Directors of Voquette, Inc., an enterprise content management software company for Fortune 2000 organizations and government intelligence agencies, from May 1999 to August 2002, at which time Voquette, Inc. was merged with Protégé Group, Ltd. to a create a new entity, Semagix Group, Ltd., for which Mr. Monego serves as non-executive chairman of the board. Prior to that, Mr. Monego was co-founder, president and chief executive officer of NetChannel, Inc., an Internet information delivery service, from May 1996 to June 1998. Prior to that, Mr. Monego was interim president and chief executive officer of Yahoo! Corporation from April 1995 to September 1995. During his over 30 years in the information technology industry, Mr. Monego has been a founder, CEO, senior executive and investor in more than a dozen companies. As the president and founder of Technology Perspectives, a Strategic Management Consulting Firm, started in 1987, he has served as a strategic advisor to chief executives for some of the world's largest information technology and media companies. He is a private investor and is also currently a venture partner in the Media Technology Venture family of funds. Mr. Monego received a B.A. in management from LaSalle University.

        Geoffrey Rhoads founded Digimarc in 1995 and has served since that date as our Chief Technology Officer and a director. Previously, Mr. Rhoads also served as our interim President from September 1995 to November 1995, and as our Chairman of the Board of Directors from January 1995 to March 1996. Prior to that, from 1992 through 1995, Mr. Rhoads was the founder and president of Pinecone Imaging Corporation, a company which develops imaging systems for telescopes. Mr. Rhoads received his B.A. in physics from the University of Oregon.

        Peter Smith was appointed to our Board of Directors in April 2000. Mr. Smith is currently retired. Most recently, Mr. Smith served as president of News Technology for News America from January 1998 to February 2000. In that capacity, he coordinated technology throughout News Corporation and served as a technology advisor to its board of directors. From January 1996 to January 1998, Mr. Smith served as its executive vice president, television. Prior to that, Mr. Smith held the position of director, technology, for News International (UK). Both News Technology and News International (UK) are News Corporation companies. Mr. Smith received a B.E. and B.S. from the University of Sydney, with first class honors.

Continuing Class III Directors

        Bruce Davis has served as our Chief Executive Officer and our Chairman of the Board of Directors since May 2002. Prior to holding such positions, from December 1997 to May 2002, he served as our Chief Executive Officer and a director. He also was our President from December 1997 through May 2001. Prior to joining us, Mr. Davis served as president of Titan Broadband Communications, a provider of information technology and satellite communications systems and services, from April 1997 to December 1997. Prior to that, Mr. Davis served as president of Prevue Networks, Inc., a supplier of electronic program guides and program promotion services for the cable and satellite television markets, from July 1996 to February 1997. Prior to that, Mr. Davis founded and served as president of TV Guide On Screen (which later merged with Prevue Networks, Inc. and is now part of Gemstar TV Guide International), a joint venture of News Corporation and TCI (now part of AT&T) which supplied electronic program guides and navigational software for the cable television market, from January 1993 to July 1996. Mr. Davis received a B.S. in accounting and psychology and an M.A. in criminal justice from the State University of New York at Albany, and a J.D. from Columbia University.

        Brian J. Grossi has served as one of our directors since July 1996. Mr. Grossi co-founded AVI Capital, a venture capital firm specializing in high-technology companies, in 1994. Prior to that, Mr. Grossi was a general partner with Alpha Partners, a venture capital firm, from 1982 to 1992. Prior to that, he worked at the Stanford Research Institute as a research engineer and project leader from 1976 to 1982. Currently, Mr. Grossi serves as a director of Intraspect Software, Inc., and Pointbase, Inc. Mr. Grossi received a B.S. and an M.S. in mechanical engineering from Stanford University.

        James T. Richardson was elected to our Board of Directors in March 2003. Mr. Richardson is a 25-year veteran of the high-technology sector and has served as chief financial officer and chief administrative officer for five global technology companies ranging in size from $20 million to $300 million in annual revenue. Functional responsibilities have included controllership, treasury, corporate communications, operations, business development (mergers & acquisitions), information systems, human resources and legal affairs. His most recent executive post was as senior vice president and chief financial officer at WebTrends Corp., now a division of NetIQ (NASDAQ: NTIQ), from

July 1998 to April 2001. Prior to that, he was senior vice president—corporate operations and chief financial officer at Network General Corporation (which has since merged with McAfee to form Network Associates) from April 1994 to January 1998; vice president finance and administration and chief financial officer at Logic Modeling Corp. (which has since been acquired by Synopsys) from July 1992 to March 1994; vice president finance and administration and chief financial officer at Advanced Logic Research, Inc. (which has since been acquired by Gateway) from November 1999 to July 1992; and similar posts in finance. Mr. Richardson currently serves as a member of the board of directors for three other companies, including Rainmaker Systems (NASDAQ: RMKR), Plumtree Software (NASDAQ: PLUM) and Tripwire, a Portland, Oregon-based network security company. Mr. Richardson received a B.A. in finance and accounting from Lewis and Clark College, an M.B.A. from the University of Portland, and a J.D. from the Lewis and Clark Law School. He graduated from Stanford Directors' College in 2001 and is both a C.P.A. and attorney in Oregon.

The Board of Directors Recommends a Vote FOR the Election of each of the Nominees Named Above.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)

        The Board of Directors has appointed KPMG LLP as the Company's independent auditors to audit the Company's financial statements for the year ending December 31, 2003. If the stockholders do not ratify the selection of KPMG LLP as the Company's independent auditors, the Board of Directors will reconsider the appointment. A representative of KPMG LLP, which served as the Company's auditors in 2002, is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

The Board of Directors Recommends a vote FOR the Ratification of KPMG LLP as Independent Auditors for the year ending December 31, 2003

Meetings and Committees of the Board of Directors

        During 2002 the Board of Directors met eight times. Each director attended at least 75% of the aggregate of (a) the total number of Board of Directors meetings held during the period in which he was a director and (b) the total number of committee meetings of the Board of Directors on which he served during the period in which he was a director.

        The Board of Directors has a compensation committee, an audit committee, and a nominating committee.

        The compensation committee, consisting of Messrs. Monego and Grossi, exercises the authority of the Board of Directors on all compensation matters, including both cash and equity incentive compensation, and administers our employee benefit plans. The compensation committee met six times during 2002.

        The audit committee, consisting of Messrs. Richardson, Monego, Grossi, and Smith, has the authority to engage the independent auditors for the Company, review the scope and results of the audit and other services provided by our independent auditors and review our accounting practices and systems of internal accounting controls. The audit committee met five times during 2002.

        The Board of Directors adopted and approved the current charter for the audit committee in May 2000, a copy of which was attached to our Proxy Statement for the 2001 Annual Meeting of Stockholders. Amendments to the Audit Committee Charter are anticipated to be adopted by the Board of Directors in April 2003 to authorize expanded powers consistent with the provisions of the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

        The nominating committee, consisting of Messrs. Monego, Grossi, and Smith, nominates the individuals to fill a vacancy on the Board of Directors. The nominating committee met two times during 2002. The nominating committee will consider nominees recommended by security holders. Written nominations for consideration by the nominating committee should be addressed to the nominating committee of the Company and mailed care of Robert P. Chamness, Secretary, Digimarc Corporation, 19801 SW 72nd Avenue, Suite 250, Tualatin, Oregon 97062.

Director Compensation

        Directors who are also employees of the Company receive no additional compensation for their services as directors. Directors who are not employees of the Company do not receive a fee for attendance in person at meetings of the Board of Directors or committees of the Board of Directors, but receive equity compensation under the terms of the 1999 Non-Employee Director Option Program, which was established as a separate program under our Restated 1999 Stock Incentive Plan, was approved by our Board of Directors in October 1999, became effective in December 1999 and was amended on April 22, 2001 and on March 29, 2002. Directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance of meetings.

        The 1999 Non-Employee Director Option Program, as amended, establishes an automatic option grant program for the grant of awards to our non-employee directors. Under this program, each non-employee director who first is elected to our Board of Directors on or after March 29, 2002 is automatically granted an option to acquire 20,000 shares of Common Stock at an exercise price per share equal to fair market value of the Common Stock at the date of grant. These options vest and become exercisable in 36 equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable three years after the grant date. Upon the date of each annual stockholders meeting, each non-employee director who has been a member of our Board of Directors for at least six months prior to the date of the stockholders meeting will receive an automatic grant of options to acquire 12,000 shares of our Common Stock at an exercise price per share equal to fair market value of the Common Stock at the date of grant. These options vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable one year after the grant date.

        The 1999 Non-Employee Director Option Program was amended on March 29, 2002 to provide for the automatic grant of an option to acquire 3,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock at the date of grant to each non-employee director who serves as a member of a committee of the Board of Directors immediately following each annual meeting of our stockholders, provided such non-employee director has been a member of the Company's Board of Directors for at least six months prior to the date of the stockholders meeting. These options vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable one year after the grant date.

        Effective April 1, 2003, directors who are not employees of the Company will also receive an annual cash retainer of $15,000, paid in quarterly installments of $3,750. The Chair of the audit committee also shall receive an additional annual retainer of $10,000, paid in quarterly installments of $2,500. These amounts shall be paid in arrears, on or before the meeting of the Board of Directors called to review of the quarter for which the payment is applicable.

Relationships Among Directors or Executive Officers

        There are no family relationships among any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

        Neither Messrs. Monego nor Grossi, as the two members of our compensation committee, was at any time during the fiscal year ended December 31, 2002 or at any other time an officer or employee of the Company. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, or as a director of another entity, where one of the other entity's executive officers served on the compensation committee of the Company or as a director of the Company. During 2002, Bruce Davis participated in deliberations of the Company's Board of Directors concerning executive officer compensation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        The audit committee hereby reports as follows:

          1.    The audit committee has reviewed and discussed the audited financial statements with the Company's management.

          2.    The audit committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

          3.    The audit committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with KPMG LLP their independence from the Company and has considered whether the provision of the non-audit services is compatible with maintaining KPMG LLP's independence from the Company.

          4.    Based on the review and discussion referred to in paragraphs (1) through (3) above, the audit committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Philip J. Monego, Sr.
Brian J. Grossi
James T. Richardson
Peter Smith

AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2002, and fees billed for other services rendered by KPMG LLP.

Audit fees(1)	$291,000
Financial Information Systems Design and Implementation Fees	—
All other fees:
Audit related fees(2)	28,000
Tax fees(3)	184,000

Total	$503,000

    (1)
    Excludes "audit related fees" described in note 2 hereto.

    (2)
    Audit related fees consist principally of fees for audits of financial statements of certain employee benefit plans and due diligence services.

    (3)
    Tax fees consist of fees for tax consultation and tax compliance services.

        As set forth in the Report of the Audit Committee of the Board of Directors, the audit committee has considered and determined that the provision of audit related services and tax services described above was compatible with maintaining KPMG LLP's independence.

MANAGEMENT

Executive Officers

        The following table sets forth certain information regarding our executive officers as of March 24, 2003:

Name	Age	Position
Bruce Davis	50	Chief Executive Officer and Chairman of the Board of Directors
Geoffrey Rhoads	40	Chief Technology Officer and Director
Paul Gifford	50	President and Chief Operating Officer
E. K. Ranjit	53	Chief Financial Officer
Robert Chamness	50	Vice President, General Counsel, Secretary and Vice President of Human Resources
Greg Applegate	42	Vice President of Business Development
J. Scott Carr	40	Vice President and General Manager, Financial Systems
Reed Stager	42	Vice President, Global Licensing
Indraneel Paul	46	Chief Operating Officer, Digimarc ID Systems, LLC
John A. Munday	53	President, Digimarc ID Systems International
Burt W. Perry	48	Vice President of Engineering
William Y. Conwell	44	Vice President of Intellectual Property

Information concerning Mr. Davis and Mr. Rhoads is set forth under "Election of Directors" in this Proxy Statement.

        Paul Gifford has been our President and Chief Operating Officer since April of 2001. Prior to that, from July 1998 to December 1999, Mr. Gifford served as the president and chief operating officer at Andromedia, Inc, an Internet software company, which was acquired on December 2, 1999, at which time Mr. Gifford retired from Andromedia, Inc. While at Andromedia, Inc. he was responsible for building their executive team, led the acquisition of another software company, and managed both their U.S. and European operations. From 1996 to 1998, Mr. Gifford served as the vice president of product development at Auspex Systems Inc. In 1996, he served as a vice president of Tencor Instruments. From 1985 to 1991, he founded and led the management of Sequent's core platform engineering organization and later served at Sequent as the general manager of the business unit responsible for developing a Windows NT-based family of network server systems. He finished his time at Sequent as the vice president of enterprise engineering. He also has held lead development and director level positions at Tektronix, Inc., IPL Systems, Inc. and Raytheon Co. Mr. Gifford has served on the Oregon Advanced Computing Institute's Technical Advisory Board as well as the Oregon Chapter of the American Electronics Association, served as director for the Oregon multimedia alliance, and was a member of the board of directors for somethingelegant.com. Mr. Gifford holds a B.S.E.E. from Rochester Institute of Technology, a M.S.E.E. from the Rochester Institute of Technology/ Brown University, and an executive M.B.A. from Stanford University.

        E. K. Ranjit has served as our Chief Financial Officer since August 1999 and was Secretary between November 1999 and February 2002. Prior to that, he served as vice president of finance and treasurer of TriQuint Semiconductor, Inc., a supplier of integrated circuits for the wireless communications, telecommunications, data communications and aerospace markets from July 1996 to August 1999, and as its corporate controller from May 1991 to June 1996. Prior to that, Mr. Ranjit held management positions at GigaBit Logic and United Technologies Mostek. Mr. Ranjit received a B.S. from the University of Texas at Dallas, an M.B.A. from Pepperdine University, and is a C.P.A.

        Robert Chamness has served as our Vice President and General Counsel since January 2002, was elected Secretary in February 2002 and was elected Vice President of Human Resources in October 2002.    Prior to joining Digimarc, from 1995 to 2000, Mr. Chamness was president, chief operating officer and a director of Concentrex Incorporated (previously CFI ProServices, Inc.), a formerly publicly-traded (NASDAQ) Portland, Oregon based software and services company, where he also served as executive vice president, general counsel, and a director from 1993 to 1995. While at Concentrex Incorporated, Mr. Chamness was responsible for managing and integrating the operations at 12 locations nationwide, leading the acquisition and integration of more than a dozen companies, and building the executive team. Concentrex Incorporated was acquired by the John Harland Company in August 2000, and after completing transition responsibilities in December 2002, Mr. Chamness retired from the company. Prior to that, Mr. Chamness practiced law in San Francisco, Washington, D.C., and Indianapolis from 1978 to 1993. A nationally recognized expert in financial services, Mr. Chamness chaired the Consumer Financial Services Committee of the American Bar Association's Business Law Section, served as president of the American College of Consumer Financial Services Lawyers, and received the American Bankers Association Distinguished Service Award. Mr. Chamness holds an A.B. cum laude from Wabash College and a J.D. magna cum laude from the Indiana University School of Law.

        J. Scott Carr has served as our Vice President and General Manager, Financial Systems, of our financial services business unit since January 2003. During 2002, Mr. Carr served as Vice President and General Manager of our government and bank programs unit. Prior to that, he served as Vice President and General Manager of our secure documents unit from June 1999, as Vice President of Marketing and Business Development from January 1998 to May 1999, and as Director of Business Development from May 1996 to December 1997. Prior to joining us, Mr. Carr served as vice president of marketing at nCUBE Corporation, a manufacturer of video servers, from July 1995 to May 1996. Prior to that, Mr. Carr worked as a staff architect at Sequent Computer Systems, Inc., a computer equipment manufacturer, from August 1992 to July 1995. Mr. Carr received his B.S. in computer science from Oregon State University.

        Reed Stager has served as our Vice President, Global Licensing, since October 2001 and as our Vice President of Media Commerce from May 2000 to October 2001. Prior to joining Digimarc, Mr. Stager was vice president of marketing and business development for the PVCS Division of MERANT, Inc., where he served from April 1997 to May 2000. From April 1993 through March 1997, Mr. Stager was general manager of In Focus Systems Services businesses and director of worldwide marketing at In Focus Systems. Prior to that, Mr. Stager held management positions at Tektronix and Mentor Graphics. Mr. Stager has over 20 years experience in high technology marketing, business development, strategic planning, services and operations. Mr. Stager holds an M.B.A. from Portland State University and a B.S. in business from Lewis and Clark College.

        Greg Applegate has been our Vice President of Business Development since November of 2002. Prior to that, Mr. Applegate served as our Director of Business Development from February 2001 to October 2002. Prior to joining Digimarc, Mr. Applegate was vice president of sales at TriVium Systems, a start-up software company, from November 1999 to December 2000. Mr. Applegate was vice president of sales at WebTrends, a website analysis company (now NetIQ), from 1998 to November 1999. From 1993 to 1998, Mr. Applegate served as the vice president of sales at OrCAD Corp., an electronic design software company. Mr. Applegate holds a B.S. from Oregon State University.

        Burt W. Perry has served as our Vice President of Engineering since July 1996 and interim Co-President from August 1997 through December 1997. Prior to that, Mr. Perry worked as an engineering manager at Intel, designing and managing technology and software development, from June 1993 to July 1996. Mr. Perry received a B.S. in computer science from the University of Delaware.

        William Y. Conwell has served as our Vice President of Intellectual Property since July 1999. Prior to that, Mr. Conwell was a patent attorney at Klarquist Sparkman Campbell Leigh & Whinston, LLP, from 1984 to July 1999, where he became a partner in January 1990. Mr. Conwell received a B.A. in electrical engineering from the Georgia Institute of Technology and a J.D. from Emory University School of Law.

        John A. Munday was appointed President of Digimarc ID Systems International, our indirect wholly-owned subsidiary, in February 2003. He had previously served as President of Digimarc ID Systems, LLC, our wholly-owned subsidiary, since its inception in December 2001. Before joining Digimarc, he held the equivalent position in the identification division of Polaroid Corporation from November 1995 through December 2001, during which time the division transitioned from film products to digital systems while building market share in the United States and internationally. Previously, Mr. Munday led development of fast-growing high technology businesses for Inchcape PLC in environmental chemistry, the DuPont Company in digital graphics and imaging and for Allied-Signal Corporation in portable computing devices. He also has experience as a management consultant and as a chief financial officer. Mr. Munday holds a B.Sc. (honors) in theoretical chemistry from La Trobe University in Melbourne, Australia, and an M.B.A. from the Harvard Graduate School of Business.

        Indraneel Paul has served as Chief Operating Officer of Digimarc ID Systems, LLC, our wholly-owned subsidiary, since January 2002. Prior to that, Mr. Paul served as Vice President and General Manager of our MediaBridge unit since November 1999. From January 1995 through October 1999, Mr. Paul held various positions with TV Guide Networks, a provider of electronic television program guides for the cable television industry. His last position at TV Guide Networks was executive vice president of operations. Prior to that, he served as vice president of engineering and operations at Vyvx, a provider of fiber optic transmission services for the broadcast television industry. Mr. Paul received a B.Tech. in electrical engineering from the Indian Institute of Technology and an M.S. in electrical engineering from Rensselaer Polytechnic Institute.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table contains information in summary form concerning the compensation paid to our chief executive officer and our four other most highly compensated executive officers (each, a "Named Executive Officer"), whose total salary and bonus exceeded $100,000 during the year ended December 31, 2002:

		Annual Compensation		Other Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)			Securities Underlying Options(#)	(1) All Other Compensation($)
Bruce Davis Chief Executive Officer and Chairman of the Board of Directors	2002 2001 2000	315,000 300,000 250,000	75,600 65,625 60,000	— — —		250,000 150,000 550,000	— — —
Paul Gifford President and Chief Operating Officer	2002 2001	250,000 155,192	50,000 33,000	— —		125,000 375,000	— 2,426	(2)
Indraneel Paul Chief Operating Officer, Digimarc ID Systems, LLC	2002 2001 2000	215,000 200,000 200,000	36,550 25,000 29,375	53,851	(3)	47,000 38,000 128,000	224,081 1,463	(3) (4)
John Munday Former President, Digimarc ID Systems, LLC and current President, Digimarc ID Systems International	2002 2001	231,769 —	40,250 —	—		50,000 —	— —
Robert Chamness Vice President, General Counsel, Secretary and Vice President of Human Resources	2002	199,359	28,000	—		128,000	—

(1)
In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include certain perquisites and other personal benefits, securities or properties received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer's total salary and bonus disclosed in this table.

(2)
The amount shown for Mr. Gifford reflects a $2,426 reimbursement of a relocation allowance.

(3)
The amounts shown for Mr. Paul reflect one of two loans made to Mr. Paul by the Company in connection with his relocation to facilities located in Massachusetts. Repayment of the principal amount of $260,000, and interest at a rate of 4.99 percent per year, will be forgiven on a pro-rata basis over a term of four years from July 1, 2002 provided Mr. Paul remains our full-time employee. In addition, cash payments will be made to Mr. Paul to help offset state and federal taxes associated with the forgiveness of the loan. The loan will be forgiven in full if Mr. Paul is terminated for any reason other than "just cause," provided, however, that if Mr. Paul voluntarily leaves his employment for any reason, or if Mr. Paul is terminated "for cause," then the outstanding balance of the loan shall accelerate and he will be responsible for paying the outstanding principal balance, plus any interest that is accrued and unpaid, in full within 90 days of the date of his departure. As of December 31, 2002, $35,919 had been forgiven to Mr. Paul and $17,932 paid to Mr. Paul to help offset state and federal taxes pursuant to such loan.

(4)
The amount shown for Mr. Paul reflects the reimbursement of a relocation allowance.

Employment Arrangements

        In July 1999, we adopted a policy regarding the vesting of stock options, including prior grants, for all existing officers at such date. This policy was amended in January 2000 to include all our officers. All shares subject to their options that have not vested will immediately vest if the following two conditions are met:

  •
  we merge with another company and there is a change of control of the Company or we sell substantially all of our assets to another company; and

  •
  any officer's employment is terminated, or constructively terminated, within twelve months thereafter.

Other than the agreement with Bruce Davis referenced below, there are no employment contracts between named executive officers and the Company.

        Pursuant to an employment agreement, effective as of July 16, 2001, the Company and Bruce Davis memorialized Mr. Davis's employment with the Company as its full-time Chief Executive Officer. Accordingly, we have agreed that Mr. Davis will be paid a salary of not less than $300,000 per year and an annual performance bonus of up to 50% of Mr. Davis's base salary per year. Mr. Davis also will receive vacation and other fringe benefits as are generally provided to other executive officers of the Company. Digimarc will grant additional stock options to Mr. Davis consistent with general market practices for similarly situated executive officers. As long as Mr. Davis serves as our Chief Executive Officer, it is the intention of the Company that he will be nominated to serve as a director and as Chairman of the Board of Directors of the Company. We have agreed to an initial term of the employment agreement from July 16, 2001 to December 31, 2002, automatically renewing for successive two-year periods unless terminated by written notice received at least one year prior to any scheduled termination. If Digimarc terminates Mr. Davis's employment without cause or if Mr. Davis terminates his employment due to an adverse change in conditions of his employment, Mr. Davis's stock options will immediately and fully vest and Digimarc will be obligated to continue to pay Mr. Davis his salary and bonus and to provide continued benefits for Mr. Davis and his dependents for two years from the date of termination. In addition, in consideration for the Company's making the post-termination payments described above, Mr. Davis has agreed to certain non-competition and non-solicitation obligations to the Company.

Stock Options

        The following table sets forth certain information with respect to stock options granted during the year ended December 31, 2002 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the

Company's Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Option Grants In Last Fiscal Year

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
Number of Shares of Common Stock Underlying Options Granted(1)
Percent of Total Options Granted to Employees in 2002(%)
Name			Exercise Price ($/Sh)	Expiration Date
					5%	10%
Bruce Davis	50,000 200,000	2.38 9.53	8.67 15.24	6/25/12 12/12/12	272,626 1,916,871	690,887 4,857,727
Robert Chamness	100,000 28,000	4.76 1.33	19.93 15.24	1/2/12 12/12/12	1,253,387 268,362	3,176,329 680,082
Paul Gifford	25,000 100,000	1.19 4.76	8.67 15.24	6/25/12 12/12/12	136,313 958,435	345,444 2,428,864
Indraneel Paul	17,000 30,000	..81 1.43	8.67 15.24	6/25/12 12/12/12	92,693 287,531	234,902 728,659
John Munday	20,000 47,000	..95 1.33	8.67 15.24	6/25/12 12/12/12	109,050 287,531	276,355 728,659

(1)
Stock options are granted at an exercise price equal to the fair market value of our Common Stock on the date of grant. Options granted generally vest ratably over a four-year period and have a ten-year term. The options granted on 12/12/02 vest ratably over a two-year period and have a ten-year term.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

        The following table provides summary information, as to the Named Executive Officers, concerning stock options exercised during 2002 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002.

			Number of Securities Underlying Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce Davis	159,631	$2,233,217	407,076	598,393	$168,120	$466,154
Robert Chamness	0	0	728	127,272	$0	$0
Paul Gifford	0	0	152,139	347,861	$8,025	$53,974
Indraneel Paul	0	0	136,283	141,717	$425,960	$178,449
John Munday	0	0	29,036	120,964	$6,420	$43,179

(1)
The value realized upon the exercise of the stock options is equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid.

(2)
The value of unexercised "in-the-money" options is calculated based on the closing price of our Common Stock on The Nasdaq National Market on December 31, 2002, which was $11.34 per share. Amounts reflected are based on the aggregate assumed value minus the aggregate exercise price for each optionee's options and do not necessarily indicate that the optionee sold such shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

        We have a compensation committee of the Board of Directors (the Compensation Committee) which has the authority and responsibility to approve the overall compensation strategy, administer our annual and long-term compensation plans, and review and make recommendations to the Board of Directors with respect to executive compensation. The Compensation Committee is comprised of independent, non-employee board of director members.

General Compensation Policy

        The Compensation Committee's overall policy is to offer our executive officers competitive compensation opportunities. The Compensation Committee utilizes competitive data and summaries provided by an outside consultant to develop compensation recommendations competitive with other companies in the software and broad high technology industry. The Compensation Committee's objectives are to:

  •
  create a performance oriented environment with variable compensation based upon the achievement of annual and longer-term business results;

  •
  focus management on maximizing stockholder value through stock-based compensation aligned to stockholders' return; and

  •
  provide compensation opportunities dependent upon the Company's performance relative to its competitors and changes in its own performance over time.

        The Compensation Committee is authorized to establish and maintain compensation guidelines for salaries and merit pay increases throughout the Company. The Compensation Committee also makes specific recommendations to the Board of Directors concerning the compensation of our executive officers, including the Chief Executive Officer. The Compensation Committee also administers our 1995 Stock Incentive Plan, as amended, our Restated 1999 Stock Incentive Plan, as amended and restated, and our 1999 Employee Stock Purchase Plan, as amended and restated.

Factors

        The primary factors considered in establishing the components of each executive officer's compensation package for the year ended December 31, 2002 are summarized below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

        Base Salary.    The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry, and internal comparability considerations. Digimarc targets a 50th percentile base salary market position for executive officers. The market is defined as business and labor market competitors of similar size and complexity in the software and broad high technology industry. On average, executive officer base salaries are 98% of market 50th percentile.

        Annual Incentive Compensation.    For the year ended December 31, 2002, specific financial and organizational objectives, including revenue and orders targets, were established as the basis for the incentive bonuses to be paid to the executive officers of the Company.

        Under the supervision of the Compensation Committee, the Company has established an incentive program for executive and corporate officers pursuant to which cash bonuses are payable to such executives. These executives are responsible for establishing strategic direction or are responsible for major functional or operating units and have an impact on bottom-line results. The Company has tied executive compensation to the achievement of Company goals, putting a substantial portion of executive compensation at risk. For 2002, the performance measures were based on the achievement of the Company's earnings per share goal, revenue growth and other specific financial and operational objectives for business unit participants, as well as measures directly tied to stockholder value creation. Each element of the performance expectations and the target incentive amounts are established at the start of the year for each executive, stated as a dollar amount, and adjusted from time to time if warranted by changes in external circumstances. Final payout is calculated based upon the results attained relative to the preset performance targets. If performance is below the threshold amount established, the payout is reduced accordingly. If the targeted results and Company goals are attained, the target incentive amounts are payable.

        The amounts shown on the Summary Compensation Table in this Proxy Statement reflect the amounts paid under the guidelines stated above.

        Long-Term Stock-Based Incentive Compensation.    Generally, the Compensation Committee awards stock options to each of our executive officers following their initial hiring and from time to time thereafter. The option grants are designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

        Generally, the size of the option grant made to each executive officer is set at a level which the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but the Compensation Committee also takes into account comparable awards to individuals in similar positions in the industry, as reflected in external surveys, the individual's potential for future responsibility and promotion, the individual's performance in recent periods and the number of unvested options held by the individual at the time of the grant. The relative weight given to each of these factors will vary from individual to individual in the Compensation Committee's discretion. Each of Mr. Davis, Mr. Chamness, Mr. Gifford, Mr. Paul, Mr. Ranjit, Mr. Rhoads, Mr. Carr, Mr. Stager, Mr. Applegate, Mr. Conwell, Mr. Perry and Mr. Munday received stock option grants in 2002.

        Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option will generally become exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. The options granted on December 12, 2002 will become exercisable in installments over a two-year period. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

CEO Compensation

        The Compensation Committee utilized the services of an outside consulting firm to assist them in determining Mr. Davis's compensation for 2002. Mr. Davis's base salary and bonus target for 2002 were set near the median range for the industry when compared with those of executives holding similar positions with other companies in the technology industries that are similar to Digimarc. Mr. Davis also received a bonus of $75,600 and stock options to purchase 250,000 shares of Common Stock in 2002.

        The Compensation Committee established the Chief Executive Officer's 2002 salary and target bonus levels in December 2001 and reviewed and reevaluated his compensation quarterly. Consistent with the annual compensation analysis described above, the Compensation Committee increased the base salary of Mr. Davis to $315,000, effective January 1, 2002, and set his target bonus percentage at 60% of his base salary, or $189,000. The portion of the target bonus earned was to be based solely on corporate revenue and operating profit and the accomplishment of documented objectives. The Compensation Committee approved partial payments of Mr. Davis's target bonuses for the second and third quarters, but there were no payments for the first or fourth quarters based on corporate results.

        The Compensation Committee awarded long-term compensation to Mr. Davis in the form of options for 50,000 shares of Common Stock in June 2002 and for 200,000 shares of Common Stock in December 2002 as part of the annual option grant process described above. The size of the grant was based on Mr. Davis's relative position, responsibilities and performance as well as his anticipated responsibilities and potential contributions to growth in shareholder value. These options vest as described above.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance-based compensation paid to our executive officers in 2002 did not exceed the $1 million limit per executive officer.

        The compensation committee is aware of the limitations imposed by Section 162(m), and its exemptions, and will address the issue of deductibility when and if circumstances warrant.

        Submitted by the compensation committee of the Company's Board of Directors:

PHILIP J. MONEGO, SR. BRIAN J. GROSSI

STOCK PERFORMANCE GRAPH

        The following graph compares the performance of our Common Stock with the performance of the Nasdaq US Index and the companies included in Standard Industrial Classification ("SIC") Code 7373—Computer Integrated Systems Design (our peer group) for the period ended December 31, 2002. The companies included in our peer group have changed from those companies included in the stock performance graph included in our definitive proxy statement in connection with our annual meeting of the stockholders held in 2002. The change resulted from a change in companies included within such SIC Code as provided by Standard & Poor's.

        We registered our Common Stock under the Securities Act of 1933, as amended, effective December 2, 1999. Accordingly, the following graph includes the required information from December 2, 1999 through December 31, 2002. The comparison assumes $100 was invested on December 2, 1999 in our Common Stock at the closing price of our Common Stock on such date and in each of the other two indices at the closing price on such date and assumes reinvestment of any dividends. The comparisons in the graph below are based on historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

TOTAL SHAREHOLDER RETURNS

	INDEXED DATA
	Dec. 2, 1999	Dec. 31, 1999	Dec. 31, 2000	Dec, 31, 2001	Dec. 31, 2002
Digimarc Corporation	$100	$88.30	$29.14	$32.81	$20.03
Nasdaq U.S. Index	$100	$117.84	$70.94	$56.28	$38.90
Peer Group	$100	$121.50	$50.75	$33.70	$19.97

Companies included in the peer group index of the stock performance graph are as follows:

1MAGE SOFTWARE INC	ECLIPSYS CORP	PAMET SYSTEMS INC
3COM CORP	ECOSOFT GROUP PLC -ADR	PATHWAYS GROUP INC
3SI HOLDINGS INC	ELBIT SYSTEMS LTD	PATIENT INFOSYSTEMS INC
5B TECHNOLOGIES CORP	ELBIT VISION SYSTEMS LTD	PDF SOLUTIONS INC
ACACIA RESEARCH-COMBIMATRIX	ELITE INFORMATION GROUP INC	PEROT SYSTEMS CORP
ACE COMM CORP	ELITE LOGISTICS INC	PLANGRAPHICS INC
ACS-TECH80 LTD	EMBARCADERO TECHNOLOGIES INC	PROPHET 21 INC
ALADDIN KNOWLEDGE SYS LTD	ESOFT INC	QUALITY SYSTEMS INC
ALTRIS SOFTWARE INC	F5 NETWORKS INC	RADIANT SYSTEMS INC
ANTEON INTL CORP -REDH	FAIR ISAAC & CO INC	REDBACK NETWORKS INC
APPIANT TECHNOLOGIES INC	FIRST CONSULTING GROUP INC	REYNOLDS & REYNOLDS -CL A
APPLIED DIGITAL SOLUTIONS	FONIX CORP	RIM HOLDINGS INC
AREL COMMUNICATIONS & SFTWRE	FORMULA SYS 1985 LTD -ADR	ROBOCOM SYSTEMS INTL INC
ASA INTL LTD	FOURTHSTAGE TECHNOLOGIES INC	RSTAR CORP
ASIAINFO HLDGS INC	FUJITSU LTD -SPON ADR	RWD TECHNOLOGIES INC
AT ROAD INC	FULLPLAY MEDIA SYSTEMS INC	S1 CORP
AUTHENTIDATE HOLDING CORP	FUNDTECH LTD	SABRE HLDGS CORP -CL A
AWARE INC	FUTURELINK CORP	SAFELINK CORP
AXEDA SYSTEMS INC	H T E INC	SEACHANGE INTERNATIONAL INC
AZTEC TECHNOLOGY PRTNRS INC	HALIFAX CORP	SENTO CORP
AZUL HOLDINGS INC	HENRY (JACK) & ASSOCIATES	SI INTERNATIONAL INC
BELL INDUSTRIES INC	HYBRID NETWORKS INC	SOCRATES TECHNOLOGIES CORP
BRAINTECH INC	IDENTIX INC	SOFTECH INC
BREAKAWAY SOLUTIONS INC	IDX SYSTEMS CORP	SONIC SOLUTIONS
BROADVISION INC	IMAGEMAX INC	SONUS NETWORKS INC
BVR SYS LTD	IMAGEWARE SYSTEMS INC	SSP SOLUTIONS INC
CACI INTL INC -CL A	IMAGICTV INC	STRATEGIC SOLUTIONS GRP INC
CAM COMM SOLUTIONS INC	IMERGENT INC	SYS
CELERITY SYSTEMS INC	INTEGRAL SYSTEMS INC/MD	SYSCOMM INTERNATIONAL CORP
CERNER CORP	INTEGRATED INFORMATION SYS	TALX CORP
CERTICOM CORP	INTELLIGROUP INC	TANNING TECHNOLOGY CORP
CEYONIQ AG -ADR	LANVISION SYSTEMS INC	TECHNOLOGY SOLUTIONS CO
CLARENT CORP	LATITUDE COMMUNICATIONS INC	TELOS CORP/MD -CL A
COI SOLUTIONS INC	MAI SYSTEMS CORP	TELTRONICS INC
CLARENT CORP	MANATRON INC	TITAN CORP
COMPUTRAC INC	MANHATTAN ASSOCIATES INC	TRANS-GLOBAL RES NL -ADR
CONDOR TECH SOLUTIONS INC	MANTECH INTL CORP -REDH	TRICORD SYSTEMS INC
CONVERGENT COMMUNICATIONS	MAXWELL TECHNOLOGIES INC	TRIPLE P NV
COOPERATIVE COMPUTING INC	MEDCOM USA INC	TROY GROUP INC
CREATIVE COMPUTER APPL	MEDIWARE INFORMATION SYSTEMS	TTI TEAM TELECOM INTL LTD
CSP INC	MENTOR GRAPHICS CORP	TYLER TECHNOLOGIES INC
CYSIVE INC	MERCURY COMPUTER SYSTEMS INC	UNICOMP INC
DAOU SYSTEMS INC	MERGE TECHNOLOGIES INC	UNISYS CORP
DATAKEY INC	MICROS SYSTEMS INC	UNITED LEISURE CORP
DATALINK CORP	NAVIDEC INC	UNIVIEW TECHNOLOGIES CORP
DATATEC SYSTEMS INC	NEOMEDIA TECHNOLOGIES INC	VA SOFTWARE CORP
DIGITAL LIGHTHOUSE CORP	NETGURU.COM INC	VERIDIAN CORP
DYNAMICS RESEARCH CORP	NETSCOUT SYSTEMS INC	VERINT SYSTEMS INC
DYNTEK INC	NETSMART TECHNOLOGIES INC	VERSO TECHNOLOGIES INC
EAGLE BROADBAND INC	NETWORK ENGINES INC	VIALINK CO
	NETZEE INC	VIANET TECHNOLOGIES INC
	NQL INC	VIISAGE TECHNOLOGY INC
	NYFIX INC	WIPRO LTD -ADR
	OSAGE SYSTEMS GROUP INC	WORLDGATE COMM INC

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding the Company's compensation plans under which equity securities of the Company are authorized for issuance to employees or non-employees of the Company, including directors of the Company, as of December 31, 2002:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)	6,461,098	$16.31	1,054,162	(1)
Equity compensation plans not approved by security holders	171,791	$16.43	93,744
Total	6,632,889	$16.31	1,147,906	(1)

(1)
The amount includes 853,566 shares of Common Stock available for future issuance under the Company's 1999 Employee Stock Purchase Plan, as amended and restated.

(2)
Under the Company's Restated 1999 Stock Incentive Plan, as amended and restated, subject to adjustment upon changes in capitalization of the Company, the maximum aggregate number of shares of Common Stock which may be issued pursuant to all awards under the plan is increased by (i) any shares of Common Stock that are represented by awards under the Company's 1995 Stock Incentive Plan which are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after December 2, 1999, and (ii) an annual increase to be added on the first day of the Company's fiscal year equal to seven percent (7%) of the fully-diluted number of shares of Common Stock outstanding as of such date or a lesser number of shares of Common Stock determined by the plan administrator. Under the Company's 1999 Employee Stock Purchase Plan, as amended and restated, subject to adjustment upon changes in capitalization of the Company, the maximum number of shares of Common Stock which shall be made available for sale under the plan shall be annually increased on the first day of the Company's fiscal year by an amount equal to the lesser of (i) 250,000 shares, (ii) one percent (1%) of the fully-diluted number of outstanding shares on such date, or (iii) a lesser number of shares determined by the plan administrator.

        The following is a description of the material features of the Company's equity compensation plan that was not approved by the Company's stockholders:

2000 Non-Officer Employee Stock Incentive Plan

        The Company's Board of Directors adopted the 2000 Non-Officer Employee Stock Incentive Plan (the "Non-Officer Plan") in June 2000. A maximum of 275,000 shares of Common Stock is available for issuance under the Non-Officer Plan. The Board of Directors, or a committee designated by the Board of Directors, shall act as the plan administrator for the Non-Officer Plan. The Board of Directors may also authorize one or more officers to grant awards of non-qualified stock options under the Non-Officer Plan and may limit such authority as the Board of Directors determines from time to time. The plan administrator shall determine the provisions, terms and conditions of each award of non-qualified stock options under the Non-Officer Plan, including without limitation vesting of such options. The plan administrator also has the authority, among other things, to select employees to whom awards of non-qualified stock options under the Non-Officer Plan may be granted from time to time, to determine whether and to what extent such awards are granted, and to construe and interpret the terms of the Non-Officer Plan and awards of non-qualified stock options granted pursuant to the Non-Officer Plan. Options currently may be granted under the Non-Officer Plan to employees of the Company and any parent or subsidiary of the Company. Officers and directors may not be granted options under the Non-Officer Plan. The term of each option shall be stated in the applicable option agreement. The exercise price per share of Common Stock for an option shall be not less than fifty percent of the fair market value per share on the date of grant unless otherwise determined by the plan administrator. An option may include a provision whereby the participant may elect to exercise any part or all of the option prior to vesting of the option. Any unvested shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any other restriction the plan administrator determines to be appropriate. Options are transferable in the manner and to the extent determined by the plan administrator. A participant may not exercise an option after the termination of the participant's employment, director or consulting relationship with the Company or any parent or subsidiary of the Company, except to the extent specified in the applicable option agreement. Where the option agreement permits the exercise of the option following termination of the participant's employment or other service relationship with the Company or any parent or subsidiary of the Company, the option shall terminate to the extent not exercised on the last day of the specified period or the last day of the term of the option, whichever occurs first. The Non-Officer Plan will continue for a term of ten years from the date of adoption unless sooner terminated. The Board of Directors may amend, suspend or terminate the Non-Officer Plan at any time without approval of the stockholders, except as required by law. However, amendment, suspension or termination of the Non-Officer Plan may not alter or impair any option previously granted under the Non-Officer Plan, unless otherwise mutually agreed in writing between an affected participant and the Company. No option may be granted during any suspension of or after termination of the Non-Officer Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our Common Stock as of March 1, 2003 by:

  •
  each person or entity known by us to own beneficially more than five percent of our Common Stock;

  •
  our chief executive officer, each of the other Named Executive Officers and each of our directors; and

  •
  all of our executive officers and directors as a group.

        The beneficial ownership is calculated based on 17,664,966 shares of our Common Stock outstanding as of March 1, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person. Shares issuable upon the exercise of options that are currently exercisable or become exercisable within sixty days of March 1, 2003 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares of our Common Stock held by any other individual. The address of each of the executive officers and directors is c/o Digimarc Corporation, 19801 S.W. 72nd Avenue, Suite 250, Tualatin, Oregon 97062.

5% Stockholders	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Name and Address
Mazama Capital Management, LLC(1) One SW Columbia Street, Suite 1860 Portland, OR 97258	5,192,599	29.39%
LeRoy C. Kopp(2) c/o Kopp Investment Advisors, LLC 7701 France Avenue South, Suite 500 Edina, MN 55435	2,533,955	14.34%
Macrovision Corporation 1341 Orleans Drive Sunnyvale, CA 94089	2,014,458	11.40%
Koninklijke Philips Electronics N. V. Eindhoven The Netherlands	1,933,879	10.95%
Bruce Davis(3)	516,439	2.85%
Robert Chamness(4)	31,994	*
Paul Gifford(5)	176,775	*
Indraneel Paul(6)	153,826	*
John Munday(7)	36,427	*
Philip Monego, Sr.(8)	354,840	1.99%
Brian Grossi(9)	74,487	*
William Krepick(10)	2,039,958	11.53%
Alty van Luijt(11)	24,000	*
Peter Smith(12)	35,500	*
Geoff Rhoads(13)	504,003	2.83%
Jim Roth(14)	1,111	*
James Richardson(15)	556	*
All Executive officers and directors as a group (19 persons)(16)	4,945,313	25.05%

*
Less than 1%.

(1)
The stockholder has sole voting power with regard to 5,192,599 shares of Common Stock and sole investment power with regard to 5,192,599 shares of Common Stock.

(2)
LeRoy C. Kopp wholly-owns Kopp Holding Company, which in turn wholly-owns Kopp Investment Advisors, Inc., an investment advisor registered under the Investment Advisers Act of 1940. Kopp Emerging Growth Fund is a registered investment company that has an investment advisor agreement with Kopp Investment Advisors, Inc. Kopp Investment Advisors, Inc. has solve voting power over 1,431,500 shares of Common Stock and sole investment power with regard to 985,700 shares of Common Stock and shared investment power with regard to 1,398,255 shares of Common Stock. LeRoy C. Kopp has sole voting and investment power with regard to 150,000 shares of Common Stock.

(3)
Includes options for 458,267 shares of Common Stock exercisable within 60 days of March 1, 2003.

(4)
Includes options for 31,994 shares of Common Stock exercisable within 60 days of March 1, 2003.

(5)
Includes options for 176,775 shares of Common Stock exercisable within 60 days of March 1, 2003.

(6)
Includes options for 149,341 shares of Common Stock exercisable within 60 days of March 1, 2003.

(7)
Includes options for 36,427 shares of Common Stock exercisable within 60 days of March 1, 2003.

(8)
Includes options for 147,625 shares of Common Stock exercisable within 60 days of March 1, 2003 and 3,250 shares held by Mr. Monego's spouse.

(9)
Includes options for 35,750 shares of Common Stock exercisable within 60 days of March 1, 2003

(10)
Includes options for 24,000 shares of Common Stock exercisable within 60 days of March 1, 2003. Includes 2,014,458 shares held by Macrovision. Mr. Krepick is the President, Chief Operating Officer and a director of Macrovision, and may be deemed to indirectly beneficially own Macrovision's shares. Mr. Krepick disclaims beneficial ownership of the shares held by Macrovision.

(11)
Includes options for 24,000 shares of Common Stock exercisable within 60 days of March 1, 2003.

(12)
Includes options for 35,500 shares of Common Stock exercisable within 60 days of March 1, 2003.

(13)
Includes options for 174,483 shares of Common Stock exercisable within 60 days of March 1, 2003. Includes 12,900 shares owned by Amanda Rhoads Trust, 12,900 shares owned by Hudson Rhoads Trust, 12,900 shares owned by Trevor Rhoads Trust, and 100 shares owned by Nicole Rhoads-Trustee for the Children of Geoffrey and Nicole Rhoads. Mr. Rhoads disclaims beneficial ownership of these shares owned by his relatives. Also includes 10,512 shared held by the Myra Camille Holland Charitable Foundation. Mr. Rhoads and his spouse are Trustees of the Foundation.

(14)
Includes options for 1,111 shares of Common Stock exercisable within 60 days of March 1, 2003.

(15)
Include options for 556 shares of Common Stock exercisable within 60 days of March 1, 2003. Mr. Richardson joined Digimarc as a director on March 5, 2003.

(16)
Includes options for 2,074,006 shares of Common Stock exercisable within 60 days of March 1, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investors' Rights Agreement

        On October 20, 2000, the Company entered into a Strategic Investment Agreement with Macrovision Corporation.

        Under the terms of this agreement, if we propose to register any of our securities under the Securities Act of 1933, as amended, we must give Macrovision 30 days' prior notice of registration and include a portion of its shares of Common Stock in the registration. Additionally, upon written demand of Macrovision, we will be required to file a registration statement on Form S-3 or any similar short-form registration statement if requested to do so by Macrovision, provided that the aggregate offering price for the securities to be sold is more than $1,000,000. Furthermore, we are only required to effect two demand registrations on Form S-3 within any 12-month period. Macrovision cannot demand that we file a registration statement prior to the date 180 days following the effective date of any registration statement filed by us.

        On October 20, 2000, the Company entered into a Strategic Investment Agreement with Koninklijke Philips Electronics N.V.

        Under the terms of this agreement, if we propose to register any of our securities under the Securities Act of 1933, as amended, we must give Philips 30 days' prior notice of registration and include a portion of its shares of Common Stock in the registration. Additionally, upon written demand of Philips, we will be required to file a registration statement on Form S-3 or any similar short-form registration statement if requested to do so by Philips, provided that the aggregate offering price for the securities to be sold is more than $1,000,000. Furthermore, we are only required to effect two demand registrations on Form S-3 within any 12-month period. Philips cannot demand that we file a registration statement prior to the date 180 days following the effective date of any registration statement filed by us.

        All expenses in effecting these registrations will be borne by us, excluding underwriting discounts, selling commissions and stock transfer taxes, which shall be borne proportionately by the holders of the securities that have been registered. These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in the registration. We have agreed to indemnify each of Macrovision and Philips of these registration rights, and each of Macrovision and Philips has agreed to indemnify us, against liabilities under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other applicable federal or state law.

Transactions in Connection with Directors and Executive Officers

        Under Section 145 of the General Corporation Law of the State of Delaware, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Section 7 of the Company's Second Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no directors of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Amended and Restated Bylaws also provides for mandatory indemnification of its directors, officers, employees and agents to the fullest extent permissible under General Corporation Law of the State of Delaware. Delaware law provides that directors of a company will not be personally liable to the company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for (a) any breach of their duty of loyalty to the company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions or (d) any transaction from which the directors derived an improper personal benefit. The Amended and Restated Bylaws further provide that such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company. Responsibility for determinations with respect to such indemnification will be made by the Company's Board of Directors.

        The Company has entered into an agreement with each of its directors and executive officers that requires the Company to indemnify such persons against any expense, liability or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment under such agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any proceeding relating to any event or occurrence by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company in certain capacities. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        The Company also has obtained a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

        All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of a committee of the Board of Directors, including a majority of the disinterested non-employee directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

        The Company amended its existing license agreements with Koninklijke Philips Electronics N.V. in October 2002. Koninklijke Philips Electronics N.V. beneficially owns more than five percent of the Company's Common Stock. At the time of this transaction, Alty van Luijt was both a director of Digimarc and the senior vice president for strategy and business development with Philips Corporate Research, a unit of Koninklijke Philips Electronics N.V. The amendments to the license agreement were reviewed and approved by an independent committee of disinterested non-employee directors of the Company and were determined to be fair and commercially reasonable as to their terms and conditions and to be in the best interests of the Company.

        Digimarc and Indraneel Paul, one of our executive officers, are parties to two loans in connection with Mr. Paul's relocation to facilities located in Massachusetts. With regard to such loans, the first loan was entered into on July 1, 2002, is in the principal amount of $100,000, has an interest rate of 6.75 percent per year, and is not due and payable to the Company until June 30, 2006. At maturity, the principal amount, plus interest, shall be $130,897.38. The largest aggregate amount outstanding under such loan was $105,177.91 as of as of March 31, 2003. With regard to the second loan, repayment of the principal amount of $260,000, and interest at a rate of 4.99 percent per year, will be forgiven on a pro-rata basis over a term of four years from July 1, 2002 provided Mr. Paul remains our full-time employee. In addition, cash payments will be made to Mr. Paul to help offset state and federal taxes associated with the forgiveness of the loan. The loan will be forgiven in full if Mr. Paul is terminated for any reason other than "just cause," provided, however, that if Mr. Paul voluntarily leaves his employment for any reason, or if Mr. Paul is terminated "for cause," then the outstanding balance of the loan shall accelerate and he will be responsible for paying the outstanding principal balance, plus any interest that is accrued and unpaid, in full within 90 days of the date of his departure. As of December 31, 2002, $35,919 had been forgiven to Mr. Paul and $17,932 paid to Mr. Paul to help offset state and federal taxes pursuant to such loan. The largest aggregate amount outstanding under such loan was $260,000 as of July 1, 2002. As of March 31, 2003, $215,111.06 remained outstanding under such loan.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and changes in beneficial ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

        To our knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from certain Reporting Persons, during the year ended December 31, 2002, all of the Reporting Persons complied with applicable Section 16(a) filing requirements, except for the following:

  •
  Greg Applegate inadvertently filed late his original Form 3 and one Form 4 reflective of one option grant transaction that was not reported on a timely basis.

  •
  Bruce Davis inadvertently filed late three Forms 4 reflective of two sales transactions and one option grant transaction that were not reported on a timely basis.

  •
  Each of Paul Gifford, John Munday, E. K. Ranjit, Geoff Rhoads, Indraneel Paul, Scott Carr, Reed Stager, and Robert Chamness inadvertently filed late one Form 4, respectively, reflective in each case of one option grant transaction that was not reported on a timely basis. All forms were subsequently filed as required.

Stockholder Proposals

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefore to the Secretary of the Company. To be timely for the 2004 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company no earlier than January 26, 2004 and no later than February 25, 2004.

        Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Company not later than December 12, 2003 in order to be considered for inclusion in the Company's proxy materials for that meeting.

Form 10-K

        A copy of our Annual Report to Stockholders for the year ended December 31, 2002 accompanies this Proxy Statement. We will provide, without charge upon the written request of any beneficial owner of shares of our Common Stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2002. Written requests should be mailed to the Robert P. Chamness, Secretary, Digimarc Corporation, 19801 SW 72nd Avenue, Suite 250, Tualatin, Oregon 97062.

Other Materials

        All materials filed by us with the Securities and Exchange Commission can be obtained at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or through the Securities and Exchange Commission's website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Other Business

        The Board of Directors is not aware of any other matter that may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. We urge you to promptly execute and return the accompanying proxy in the envelope, which has been enclosed for your convenience. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Bruce Davis Chief Executive Officer
Tualatin, Oregon April 10, 2003

PROXY
DIGIMARC CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Bruce L. Davis and E.K. Ranjit, and each of them, his true and lawful attorneys-in-fact and agents and proxies with full power of substitution in each, to represent the undersigned at the 2003 Annual Meeting of Stockholders of Digimarc Corporation to be held at the Le Meridien Hotel, 250 Franklin Street, Boston, Massachusetts 02110 on Thursday, May 22, 2003 at 12:30 p.m. local time, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for the nominees to the board of directors named in Proposal No. 1, for the ratification of KPMG LLP as the independent auditors of Digimarc in Proposal No. 2, and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the Annual Meeting.

The Board of Directors recommends a vote FOR the nominees name below, and a vote FOR Proposal 2.

1. Election of Directors: Nominees: (01) William A. Krepick, (02) Alty van Luijt and (03) Jim Roth		2. Proposal to ratify the appointment of KPMG LLP as the independent auditors of Digimarc Corporation for the year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
FOR ALL NOMINEES ☐	☐ WITHHELD FROM ALL NOMINEES	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
☐
For all nominees except as note above
		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐
		MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.
Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2003
DIGIMARC CORPORATION PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS (Proposal No. 1)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 2)
The Board of Directors Recommends a vote FOR the Ratification of KPMG LLP as Independent Auditors for the year ending December 31, 2003
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS